Exhibit 1.1

3,500,000 Shares

IPC The Hospitalist Company, Inc.

Common Stock

UNDERWRITING AGREEMENT

, 2008

CREDIT SUISSE SECURITIES (USA) LLC

JEFFERIES & COMPANY, INC.

As Representatives of the Several Underwriters,

  c/o Credit Suisse Securities (USA) LLC,

  Eleven Madison Avenue,

    New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. IPC The Hospitalist Company, Inc., a Delaware corporation (“Company”) agrees with the several Underwriters named in Schedule B hereto (“Underwriters”) to issue and sell to the several Underwriters 1,135,231 shares of its common stock, par value $0.001 per share (“Securities”) and each of the stockholders listed in Schedule A hereto (“Selling Stockholders”) agrees, severally and not jointly, with the Underwriters to sell to the several Underwriters the number of shares set forth opposite the name of such Selling Stockholder in Schedule A hereto under the caption “Number of Firm Securities to be Sold” (the shares of Securities to be sold by the Company and all of the Selling Stockholders as aforesaid being hereinafter referred to as the “Firm Securities”). The Selling Stockholders also agree, severally and not jointly, to sell to the Underwriters, at the option of the Underwriters, up to the respective number of shares of Securities set forth opposite their respective names in Schedule A hereto under the caption “Number of Optional Securities to be Sold” (collectively, “Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

2. Representations and Warranties of the Company and the Selling Stockholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-1 (No. 333-151722) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 6:30 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration

Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission under the Act.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.

(ii) Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all respects to the requirements of the Act and the applicable Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the applicable Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii) Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(iv) General Disclosure Package. As of the Applicable Time, neither (i) all General Use Issuer Free Writing Prospectuses (if any) issued at or prior to the Applicable Time, the preliminary prospectus, dated                     , 2008 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any

Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(v) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries and Affiliated Entities taken as a whole (“Material Adverse Effect”).

(vii) Subsidiaries. Each subsidiary of the Company and each Affiliated Entity (as defined below) has been duly incorporated or formed, as applicable, and is existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, with power and authority as a corporation or other entity, as the case may be, to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company and each Affiliated Entity is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity interest of each subsidiary of the Company and each Affiliated Entity has been duly authorized and validly issued and (solely in the case of capital stock) is fully paid and nonassessable; and the capital stock or other equity interests of each subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects, except as disclosed in the General Disclosure Package and except for such liens, encumbrances and defects as would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement, “Affiliated Entities” means any affiliated entity of the Company or its subsidiaries, including without limitation, any professional corporation, partnership or association, the results of which are consolidated with those of the Company in the Company’s consolidated financial statements prepared in accordance with the generally accepted accounting principles in the United States (“U.S. GAAP”).

(viii) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the description thereof in the General Disclosure Package and in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Offered Securities pursuant to the Company’s charter or by-laws, the Delaware General Corporation Law (the “DGCL”) or any instrument or agreement to which the Company is a party; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder of the Company pursuant to the Company’s charter or by-laws, the Delaware General Corporation Law the DGCL or any instrument or agreement to which the Company is a party.

(ix) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(x) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and the Selling Stockholders have agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(k) hereof.

(xi) Listing. The Offered Securities have been approved for listing on The NASDAQ Global Market, subject to notice of issuance.

(xii) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained, or made and such as may be required under state or foreign securities laws and except such as may be required by The Financial Industry Regulatory Authority (“FINRA”).

(xiii) Title to Property. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries and Affiliated Entities have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charge, and encumbrances, except where the failure to have such good and marketable title or the existence of any lien, charge or encumbrance would not, individually or in the aggregate, result in a Material Adverse Effect and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries and Affiliated Entities hold any leased real or personal property under leases which are valid and enforceable obligations of the Company or such subsidiary or Affiliated Entity as the case may be (subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally or by general equitable principles), with no terms or provisions that would interfere with the use made or to be made thereof by them, except where the failure to hold any such lease or the invalidity or unenforceability of any such lease, or any such interference with the use made or to be made of such property, would not, individually or in the aggregate, result in a Material Adverse Effect.

(xiv) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement by the Company, and the issuance and sale of the Offered Securities by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries or Affiliated Entities pursuant to, (A) the charter or by-laws of the Company or any charter, by-laws, certificate of formation, limited liability company agreement or similar document or agreement, as applicable, of the Affiliated Entities or subsidiaries of the Company, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or Affiliated Entities or any of their properties, or (C) any agreement or instrument to which the Company or any of its subsidiaries or Affiliated Entities is a party or by which the Company or any of its subsidiaries or Affiliated Entities is bound or to which any of the properties of the Company or any of its subsidiaries or Affiliated Entities is subject, except in the cases of clauses (B) and (C), where such breach, violation or default or imposition of such lien, charge or encumbrance would not result, individually or in the aggregate in a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries or Affiliated Entities.

(xv) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries or Affiliated Entities is in violation of its respective charter, by-laws, certificate of formation, limited liability company agreement or similar document or agreement, as applicable, or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xvi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xvii) Possession of Licenses and Permits. The Company and its subsidiaries and Affiliated Entities possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted by them or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries or Affiliated Entities, would individually or in the aggregate have a Material Adverse Effect.

(xviii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries or Affiliated Entities exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(xix) Possession of Intellectual Property. The Company and its subsidiaries and Affiliated Entities own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary or material to conduct the business now operated by them (except where the failure to own or possess or the inability to acquire on reasonable terms any such intellectual property rights would not, individually or in the aggregate, result in a Material Adverse Effect), and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries or Affiliated Entities, would individually or in the aggregate have a Material Adverse Effect.

(xx) Environmental Laws. Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries or Affiliated Entities is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, ownership, operation, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxi) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “U.S. Federal Income Tax Considerations”, “Description of Capital Stock” and “Regulatory Matters”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxii) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxiii) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(xxiv) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with all provisions of Sarbanes-Oxley and the Exchange Rules applicable to the Company and its subsidiaries. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting (collectively, “Internal Controls”) that are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as disclosed in the General Disclosure Package, since the completion of its last audit the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, material change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”).

(xxv) Compliance With Health Care Statutes, Rules and Regulations. Except as set forth in the General Disclosure Package or except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, to the Company’s knowledge, neither of the Company nor any of its subsidiaries or Affiliated Entities has violated any federal, state or local health care statutes, rules or regulations, including, but not limited to, the Federal False Claims Act, the Federal Anti-Kickback Statute, the Federal Self- Referral Law,

the Health Insurance Portability and Accountability Act of 1996, and any corresponding or similar state laws (collectively, the “Health Care Statutes, Rules and Regulations”). Except as set forth in the General Disclosure Package or except for any of the following which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, to the best of the Company’s knowledge, the Company, its subsidiaries, and any Affiliated Entity, has not received notice, written or oral, from any other federal or state agency or authority that they have or are alleged to have acted contrary to any Health Care Statute, Rule or Regulation. To the best of the Company’s knowledge and except for any of the following which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company, its subsidiaries and Affiliated Entities are in material compliance with the laws and regulations pertaining to (i) physician licensure, (ii) the corporate practice of medicine, and (iii) physician fee-splitting in all states in which they operate. Except as disclosed in the General Disclosure Package and except for any of the following that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, to the best of the Company’s knowledge, no Affiliated Entity has received notice, written or oral, from representatives of the United States Department of Health and Human Services or any other federal or state agency, relating to the revocation, suspension, termination or modification of any applicable license, certification, accreditation, supplier or provider number, or ability to participate in any federally funded or other health care program. The Management Contracts (as defined below) and the Hospital Contracts (as defined below) do not, to the Company’s knowledge, violate any applicable Health Care Statute, Rule or Regulation in such jurisdictions in which the Company, its subsidiaries or Affiliated Entities are doing business where such violation, individually or in the aggregate would have a Material Adverse Effect. For purposes of this Agreement, “Hospital Contracts” means the contractual relationships between (i) the Company and certain hospitals or other inpatient facilities, (ii) the subsidiaries of the Company and certain hospitals or other inpatient facilities, and (iii) the Affiliated Entities and certain hospitals or other inpatient facilities, and “Management Contracts” means the contractual relationships between (i) the Company and the Affiliated Entities and (ii) the subsidiaries of the Company and the Affiliated Entities.

(xxvi) Absence of Accounting Issues. A member of the Audit Committee has confirmed to the Chief Executive Officer or Chief Financial Officer that, except as set forth in the General Disclosure Package, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors (if any) have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(xxvii) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries, Affiliated Entities or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries or Affiliated Entities, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.

(xxviii) Financial Statements. The financial statements included in each Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis and the schedules included in each Registration Statement present fairly the information required to be stated therein.

(xxix) No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) except as disclosed in the General Disclosure Package, there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries and Affiliated Entities, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries and Affiliated Entities taken as a whole.

(xxx) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(xxxi) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) has assigned any rating to the Company or any securities of the Company.

(xxxii) Stock Options. All of the Company’s outstanding options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized, conform in all material respects to the description thereof contained in the General Disclosure Package and were issued in compliance with federal and state securities laws. The exercise price of each option issued under the Company’s stock option or other employee benefit plans has been no less than the fair market value of a share of Common Stock as determined on the date of grant of such option, except for options in connection with which appropriate expenses were recorded in accordance with U.S. GAAP. All grants of options were validly issued and properly approved by the board of directors of the Company (or a duly authorized committee or subcommittee thereof) in material compliance with all applicable laws and regulations and, to the extent required under U.S. GAAP, recorded in the Company’s financial statements in accordance with U.S. GAAP and no such grants involved “back dating,” “forward dating” or similar practice with respect to the effective date of grant.

(xxxiii) Insurance. The Company and its subsidiaries and Affiliated Entities are insured against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds obtained by the Company or any of its subsidiaries and Affiliated Entities and insuring the Company or any of its subsidiaries and Affiliated Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries and Affiliated Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries or Affiliated Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any subsidiary of the Company or Affiliated Entity has been refused any insurance coverage sought or applied for; and neither the Company nor any subsidiary of the Company or Affiliated Entity has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Company has obtained directors’ and officer’s insurance in such amounts as the Company deems necessary or appropriate.

(b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

(i) Title to Securities. Such Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and the legal right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.

(ii) Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by the Custody Agreement or this Agreement in connection with the offering and sale of the Offered Securities sold by such Selling Stockholder, except such as have been obtained and made under the Act and the Rules and Regulations and such as may be required under applicable state securities laws.

(iii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Custody Agreement, the Power of Attorney and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties, (B) any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or (C) the charter or by-laws of any Selling Stockholder that is a corporation or the constituent documents of any Selling Stockholder that is not a natural person or a corporation, except in the case of clause (B) as would not, individually or in the aggregate, result in an material adverse effect on the performance of such Selling Stockholder of this Agreement, adversely affect such Selling Stockholder’s ability to perform its obligations hereunder and under the Power of Attorney and related Custody Agreement or impair the validity or enforceability hereof and thereof.

(iv) Custody Agreement. The Power of Attorney and related Custody Agreement with respect to such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and constitute valid and legally binding obligations of each such Selling Stockholder enforceable in accordance with their terms, subject to limitations of applicable law on rights to indemnification and contribution, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(v) Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence applies only to the extent that any statements in or omissions from a Registration Statement, the Final Prospectus, any Statutory Prospectus or any amendments or supplements thereto are made in reliance on and in conformity with written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder for use therein (the “Selling Stockholder Information”).

(vi) No Undisclosed Material Information. The sale of the Offered Securities by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries or Affiliated Entities that is not set forth the General Disclosure Package.

(vii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(viii) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ix) Absence of Manipulation. Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(x) Good Standing of Selling Stockholder. To the extent such Selling Stockholder is an entity, such Selling Stockholder is validly existing and, to the extent such concept exists in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization.

(xi) General Disclosure Package. As of the Applicable Time, neither (i) the General Disclosure Package nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this paragraph (xi) shall apply to any Selling Stockholder only to the extent that the statements in or omissions from the General Disclosure Package or any Limited Use Issuer Free Writing Prospectus were made in reliance upon and in conformity with the Selling Stockholder Information.

(xii) No Distribution of Offering Material. Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Offered Securities.

(xiii) Material Agreements. There are no material agreements or arrangements relating to the Company or its subsidiaries or Affiliated Entities to which such Selling Stockholder (or, to such Selling Stockholder’s knowledge, any direct or indirect stockholder of such Selling Stockholder) is a party, which to such Selling Stockholder’s knowledge are required to be described in the Registration Statements or the Final Prospectus or to be filed as exhibits thereto that are not so described or filed.

(xiv) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the General Disclosure Package or the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading with respect to the Selling Stockholder Information, in the light of the circumstances under which they were made, such Selling Stockholder will immediately notify the Company and the Representative of such event upon becoming aware of such event.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and each Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, at a purchase price of $ per share, that number of Firm Securities (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying 1,135,231 Firm Securities in the case of the Company and the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto, in the case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

Certificates in negotiable form for the Offered Securities to be sold by each Selling Stockholder hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with Computershare, Inc., as custodian (“Custodian”). Each Selling Stockholder agrees that the shares represented by the certificates held in custody for such Selling Stockholder under the applicable Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

The Company will deliver the Firm Securities to be sold by the Company and the Custodian will deliver the Firm Securities to be sold by the Selling Stockholders to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company in the case of 1,135,231 shares of Firm Securities and to the Custodian in the case of shares of 2,364,769 Firm Securities, at the office of Sidley Austin LLP, 555 West Fifth Street, Suite 4000, Los Angeles, California 90013, at 9:00 A.M., New York time, on                     , 2008, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Sidley Austin LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule A hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of

Optional Securities (subject to adjustment by the Representatives to eliminate fractions). Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company and the Selling Stockholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not less than one nor later than five full business days after written notice of election to purchase Optional Securities is given. The Custodian shall deliver the Optional Securities being sold by the Selling Stockholders on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefore in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Custodian, at the above office of Sidley Austin LLP. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Sidley Austin LLP at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the several Underwriters and the Selling Stockholders that:

(a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives (such consent not to be unreasonably withheld), with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b) Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent (not to be unreasonably withheld); and the Company will also advise the Representatives (orally or in writing) promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any

Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives (orally or in writing) of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (upon request of the Representatives, two of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(g) Reporting Requirements. During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and (except as set forth in this paragraph) the Selling Stockholders, as the case may be, under this Agreement, including but not limited to any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Underwriters and counsel to the Selling Stockholders) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate pursuant to paragraph (f) above and the preparation, word processing and copying of any preliminary and final blue sky memoranda, costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including 50% of the cost of chartering airplanes, fees and expenses incident to listing the Offered Securities on the NASDAQ Stock Market, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. Each Selling Stockholder shall be severally liable for the payment of any transfer taxes on the sale by such Selling Stockholder of the Offered Securities to the Underwriters and any underwriting discounts and commissions on such Offered Securities.

(i) Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j) Absence of Manipulation. The Company and each of the Selling Stockholders agrees, severally and not jointly, that it will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k) Restriction on Sale of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives. The foregoing restrictions will not apply to (A) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, in accordance with their respective terms as described in the General Disclosure Package and the Final Prospectus, (B) grants of stock options or other Lock-Up Securities in the ordinary course pursuant to the terms of a plan described in the General Disclosure Package and the Final Prospectus, and issuances of Lock-Up Securities pursuant to the exercise of such options or other Lock-Up Securities provided, however, that such options or Lock-Up Securities shall remain subject to the applicable lock-up agreements or (C) the filing of a registration statement on Form S-8 relating to the securities issuable upon the exercise of such options or to Lock-Up Securities issued in accordance with clause (B) above. The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the initial Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representative waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(l) Restriction on Sale of Securities by Selling Stockholders. For the period specified in each of the lockup letters previously executed by the Selling Stockholders in the form attached hereto as Exhibit A, each Selling Stockholder will not take any action in contravention of such lock-up letters.

6. Free Writing Prospectuses. (a) The Company represents and agrees that, unless it obtains the prior consent of the Representatives, (b) each Selling Stockholder, severally and not jointly, represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, and (c) each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” For purposes of clarity, the parties hereto agree that each General Use Issuer Free Writing Prospectus listed on Schedule F hereto is a Permitted Free Writing Prospectus and the electronic roadshow relating to the offering of the Offered Securities, in the form heretofore approved by the Company and the Representatives, is a Permitted Free Writing Prospectus. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including, where required, timely Commission filing, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made in any certificates delivered pursuant to this Agreement, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in substantially in the form of Schedule D hereto (except that, in any letter dated a Closing Date, the specified date referred to in the Schedule D hereto shall be a date no more than three days prior to such Closing Date) and such letter may be in a customary bring-down letter in a form reasonably satisfactory to the Representatives rather than a complete comfort letter.

(b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries and Affiliated Entities taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the NASDAQ Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on the NASDAQ Stock Market; (vi) any banking moratorium declared by any U.S. federal or, New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of Sidley Austin LLP, counsel for the Company, in the form attached hereto as Exhibit B-1, and an opinion, dated such Closing Date, of Sheppard Mullin Richter & Hampton LLP, counsel for the Company with respect to certain matters, in the form attached hereto as Exhibit B-2.

(e) Opinion of Counsel for Selling Stockholders. The Representatives shall have received an opinion, dated such Closing Date, of Cooley Godward Kronish LLP, counsel for certain of the Selling Stockholders, in the form attached hereto as Exhibit B-3 (for non-natural persons) or Exhibit B-4 (for natural persons), an opinion, dated such Closing Date, of Faegre & Benson LLP, counsel for Piper Jaffray & Co., in the form attached hereto as Exhibit B-5, an opinion, dated such Closing Date, of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for BankAmerica Investment Corporation and Bank of America Ventures, in the form attached hereto as Exhibit B-6 and an opinion, dated such Closing Date, of Armstrong Teasdale LLP, counsel for ADS-IPC, LLC, in the form attached hereto as Exhibit B-7.

(f) Opinion of Counsel for Underwriters. The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; to the best of their knowledge and after reasonable investigation, no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b)

was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries and Affiliated Entities taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(h) Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lockup letters from each of the executive officers and directors of the Company and the stockholders of the Company listed on Schedule E in the form attached hereto as Exhibit A.

(i) The Custodian shall have delivered to the Representatives a letter stating that they will deliver to each Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

The Selling Stockholders or the Company, as the case may be, severally and not jointly, will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b) Indemnification of Underwriters by Selling Stockholders. Each Selling Stockholder, severally but not jointly, will indemnify and hold harmless each Indemnified Party, against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that such Selling Stockholder shall be subject to such liability only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is made in reliance upon and in conformity with the Selling Stockholder Information or contained in a representation or warranty given by such Selling Stockholder in this Agreement or the Custody Agreement and provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.

(c) Indemnification of Company and Selling Stockholders. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information under the caption “Underwriting” in the Final Prospectus furnished on behalf of each Underwriter: the information appearing in the table of Underwriters, the concession and reallowance figures appearing in the fourth paragraph thereunder and the information contained in the eleventh and thirteenth paragraphs thereunder.

(d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 8 hereof shall remain in effect; provided, that, if any Selling Stockholder shall fail to tender Securities for delivery to the Underwriters for any reason, the defaulting Selling Stockholder(s) will, severally but not jointly, also reimburse any such expenses of the Underwriters. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 4605 Lankershim Boulevard, Suite 612, North Hollywood, California 91602, Attention: Adam D. Singer, M.D., or, if sent to the Selling Stockholders, will be mailed, delivered or telegraphed and confirmed to it at the address set forth on Schedule A hereto; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

13. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree, severally and not jointly, that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company or the Selling Stockholders on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by Company and the Selling Stockholders following discussions and arms-length negotiations with the Representatives and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Selling Stockholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree, to the fullest extent permitted by law, that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Selling Stockholders severally and not jointly hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Selling Stockholders severally and not jointly irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company and the Selling Stockholders one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

IPC THE HOSPITALIST COMPANY, INC.

By
Name:
Title:

[Signature Page to Underwriting Agreement]

THE SELLING STOCKHOLDERS NAMED IN SCHEDULE A TO THIS AGREEMENT

By
Attorney-in-Fact
Name:
Title:

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby

  confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the

    Representatives of the several Underwriters.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

and

JEFFERIES & COMPANY, INC.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

EXHIBIT A

Form of Lockup Letter

EXHIBIT B-1

Form of Opinion of Counsel to the Company

EXHIBIT B-2

Sheppard Mullin Richter & Hampton LLP

Form of Opinion of Counsel to the Company with Respect to Certain Matters

EXHIBIT B-3

Cooley Godward Kronish LLP

Form of Opinion of Counsel to Certain Selling Stockholders (for Non-Natural Persons)

EXHIBIT B-4

Cooley Godward Kronish LLP

Form of Opinion of Counsel to Certain Selling Stockholders (for Natural Persons)

EXHIBIT B-5

Faegre & Benson LLP

Form of Opinion of Counsel to Piper Jaffray & Co.

EXHIBIT B-6

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

Form of Opinion of Counsel to BankAmerica Investment Corporation and Bank of America Ventures

EXHIBIT B-7

Armstrong Teasdale LLP

Form of Opinion of Counsel to ADS-IPC, LLC

SCHEDULE A

Name and Address of Selling Stockholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold

Bank of America Ventures

BankAmerica Investment Corporation

Morgenthaler Partners VII, L.P.

Morgenthaler Venture Partners IV, L.P.

Bessec Ventures IV L.P.

Bessemer Venture Investors L.P.

Bessemer Venture Partners IV L.P.

CB Healthcare Fund, L.P.

Comerica Incorporated

Douglas A. Gentile, M.D.

Edward Geehr, M.D.

Jan P. Barker

Paul S. Auerbach, M.D.

Piper Jaffray & Co.

Whitehall Trust

Emerald Isle Trust

ADS-IPC, LLC

James Roach

Total	2,364,769	525,000

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased
Credit Suisse Securities (USA) LLC

Jefferies & Company, Inc.

William Blair & Company, L.L.C.

Deutsche Bank Securities Inc.

Wachovia Capital Markets, LLC

Total

SCHEDULE C

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

2.	Other Information Included in the General Disclosure Package

SCHEDULE D

Form of Comfort Letter

SCHEDULE E

Stockholders subject to the lockup agreements:

Bank of America Ventures

BankAmerica Investment Corporation

Bessec Ventures IV L.P.

Bessemer Ventures Investors L.P.

Bessemer Ventures Partners IV, L.P.

CB Healthcare Fund, L.P.

Morgenthaler Partners VII, L.P.

Morgenthaler Venture Partners IV, L.P.

Comerica Incorporated - Common Stock

Piper Jaffray & Co.

Douglas A. Gentile, M.D.

Edward Geehr, M.D.

Jan P. Barker

Paul S. Auerbach, M.D.

Jim Roach

Whitehall Trust

Emerald Isle Trust

ADS-IPC, LLC

SCHEDULE F

Permitted Free Writing Prospectuses: